UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2017

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

37/F, The Centrium 60 Wyndham Street Central, Hong Kong SAR
(Address of principal executive offices)

+ 852-3151-3800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 21, 2017, Entertainment Gaming Asia Inc. (“Company”) and EGT Nevada Holding Inc., a Nevada corporation and approximately 92.5% owner of the Company’s common stock (“EGT Holding”), entered into and consummated an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which EGT Nevada merged with and into the Company, with the Company continuing as the surviving corporation (“the Merger”). At the effective time of the Merger, all of the outstanding shares of common stock of the Company (the “Shares”) not owned by EGT Holding were cancelled and converted into the right to receive $2.35 per Share, without interest and less any applicable tax withholding (the “Merger Consideration”).

The Merger follows the close of the cash tender offer by Melco International Development Limited (“Melco”), a Hong Kong-listed company, through its wholly-owned subsidiary, EGT Holding, for all of the outstanding Shares not already owned by Melco or its affiliates for a price of $2.35 per Share. The tender offer closed on June 13, 2017 and, in the tender offer, stockholders of the Company tendered 4,005,135 Shares to EGT Holding, thereby increasing Melco’s beneficial ownership of the Company from approximately 64.8% to approximately 92.5%. The Merger was conducted pursuant to the short-form merger provisions of Section 92A.180 of the Nevada Revised Statutes (“NRS”). Pursuant to NRS Section 92A.180, the stockholders of the Company were not required to approve the Merger. Upon the close of the Merger, the Company became a wholly-owned subsidiary of Melco.

The Company will be mailing to its former stockholders information and forms with instructions on how to claim their payment of $2.35 per Share for their Shares converted in the Merger.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger described in Item 2.01 above, the Company (i) notified The NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, on June 21, 2017, NASDAQ filed a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 with the SEC. Pursuant to the Form 25, the Shares were delisted and removed from trading on NASDAQ prior to the market opening on June 22, 2017. The Company also intends to file with the SEC a Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

At the effective time of the Merger, holders of Shares ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration, without interest and less any applicable tax withholding.

The information in Item 2.01 is incorporated by reference herein.

Item 8.01 Other Events.

On June 22, 2017, the Company issued a press release disclosing the Merger and the delisting and deregistration discussed in this Current Report. The press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits	Method Filing

The following exhibit is furnished with this report:

Exhibit 99.1	Press Release dated June 22, 2017	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: June 22, 2017	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer